UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2011

Vycor Medical, Inc.

 (Exact Name of Registrant as Specified in its Charter)

Delaware	333-149782	20-3369218

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3651 FAU Blvd., Suite 300, Boca Raton, FL		33431

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-558-2006

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement Item 3.02 Unregistered Sales of Equity Securities Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX

Item 1.01  Entry into a Material Definitive Agreement.

On June 7, 2011, Vycor Medical, Inc., a Delaware corporation (the “Company”), completed the sale of $1,570,000 in Units comprising Series C Convertible Preferred Shares and Warrants (the “Units”) to accredited investors (the “Investors”). The Units were issued pursuant to separate Series C Convertible Preferred Stock Purchase Agreements (the “Agreements”) between the Company and each of the Investors.  This sale is an initial closing (the “Initial Closing”) under the Agreements which allows for maximum proceeds of $3,000,000.

Each Unit was priced at $50,000 and comprised one share of Series C Preferred Convertible Stock convertible (at the Holder’s option or mandatorily upon the occurrence of certain events) into 2,222,222 shares of the Company’s Common Stock ($0.0225 per share) and a Warrant to purchase 1,111,111 shares of the Company’s Common Stock at $0.03 per share (subject to adjustments) for a period of three (3) years (the “Warrant” or “Warrants”).  A total of 31.4 shares of Series C Convertible Preferred Stock convertible into 69,777,773 shares of the Company’s Common Stock and Warrants to purchase 34,888,890 shares of the Company’s Common Stock were issued in the offering.  The proceeds of the sale of the Units will be used for working capital and general corporate purposes.  A portion of the proceeds is earmarked for the cost of investor relations.

The Company entered into a Registration Rights Agreement with the Investors with respect to the Warrants.

Burnham Hill Partners LLC (“BHP”) served as placement agent in connection with the Company’s sale of 14.4 Units in the offering. Additionally, the Company directly sold an additional 17.0 Units to Investors.  Pursuant to an engagement agreement with BHP, BHP received a cash placement fee equal to seven percent (7%) of the gross proceeds received by the Company from Units placed by BHP and Warrants exercisable over a three-year period to purchase a number of shares equal to seven percent (7%) of the number of shares of Company Common Stock on an as-converted basis placed by BHP at an exercise price of $0.0225 per share (“Placement Agent Warrant”).

The Company also entered into a Consulting Agreement dated June 7, 2011 with Burnham Hill Advisors LLC (“BHA”) under which BHA shall provide, for a period of six months, financial and strategic advice to the Company. BHA shall receive fees of $10,000 per month and receive 1,000,000 restricted shares of the Company’s Common Stock.

Furthermore, on June 3, 2011,the Company entered into a Consulting Agreement with GreenBridge Capital Partners, IV, LLC, a Delaware limited liability company (“GreenBridge”), to provide consulting and advisory services to the Company in consideration of the issuance to GreenBridge of up to 15,500,000 shares of the Company’s Common Stock.  Said shares are subject to a Company repurchase option, which may be exercised within specified time periods at the Company’s sole discretion.

Item 3.02  Unregistered Sales of Equity Securities.

In information provided in Item 1.01 is incorporated in this Item 3.02 by reference.

Exemption From Registration. The securities referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

Item  9.01.

(d)

Exhibits

The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.

Description

4.1

Certificate of Designation of the Relative Rights and Preferences of the Series C Preferred Stock (as corrected May 24, 2011)

4.2

Form of Investor Warrant

4.3

Form of Placement Agent Warrant

10.1

Form of Series C Convertible Preferred Stock Purchase Agreements between the Company and the Investors

10.2

Registration Rights Agreement

10.3

Form of Placement Agreement by and between the Company and Burnham Hill Partners LLC dated June 3, 2011

10.4

Form of Advisory Agreement by and between the Company and Burnham Hill Advisors LLC dated June 7, 2011

10.5

Agreement by and between the Company and GreenBridge Capital Partners, IV, LLC dated June 3, 2011

99.1

Press Release dated June 8, 2011

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYCOR MEDICAL, INC.

/s/ David Cantor

By:________________________

Name:

David Cantor

Title:

President

Dated:

June 9, 2011